RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2003-QS3 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER


        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS3

           $ 1,428,998              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated February 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 24, 2003.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                         PERCENT               WEIGHTED
                                                NUMBER OF                  OF        AVERAGE   AVERAGE
                                                MORTGAGE    PRINCIPAL    MORTGAGE   PRINCIPAL    LTV
CREDIT SCORE RANGE                                LOANS      BALANCE      LOANS      BALANCE    RATIO
------------------------------------------      ---------  ------------  --------   ---------  --------
499 or less...............................              3  $    407,688      0.37%  $ 135,896    74.05%
500 - 519.................................              3       235,207      0.21      78,402    81.86
520 - 539.................................              3       650,707      0.59     216,902    47.20
540 - 559.................................              6       476,310      0.43      79,385    67.18
560 - 579.................................              6       566,301      0.51      94,383    77.77
580 - 599.................................              5       361,176      0.33      72,235    72.80
600 - 619.................................             14     1,985,404      1.80     141,815    76.99
620 - 639.................................             20     2,360,930      2.14     118,047    74.47
640 - 659.................................             25     3,112,776      2.82     124,511    71.60
660 - 679.................................             51     7,216,578      6.53     141,502    67.29
680 - 699.................................             79    10,652,667      9.64     134,844    67.43
700 - 719.................................            108    15,666,088     14.17     145,056    67.78
720 - 739.................................            113    13,626,879     12.33     120,592    67.67
740 - 759.................................             97    13,274,931     12.01     136,855    67.40
760 - 779.................................            128    15,391,424     13.93     120,246    63.69
780 - 799.................................            104    13,971,344     12.64     134,340    61.92
800 or greater............................             88    10,566,101      9.56     120,069    59.95
                                                ---------  ------------  --------   ---------  -------
Total, Average or Weighted Average..                  853  $110,522,513    100.00%  $ 129,569    66.01%
                                                =========  ============  ========

         The minimum and maximum credit scores of the Mortgage Loans were 480 and 831, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 730.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence.........................             630     $ 90,513,071       81.90%     $ 143,672          728       66.24%
Second/Vacation...........................              17        1,943,198        1.76        114,306          724       59.64
Non Owner-occupied........................             206       18,066,243       16.35         87,700          744       65.56
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase..................................              65     $  8,304,668        7.51%     $ 127,764          747       74.07%
Rate/Term Refinance.......................             383       45,081,378       40.79        117,706          737       61.52
Equity Refinance..........................             405       57,136,466       51.70        141,078          722       68.38
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached....................             631      $81,330,700       73.59%     $ 128,892          728       66.01%
Planned Unit Developments (detached)......              88       15,126,302       13.69        171,890          729       67.48
Two-to-four family units..................              76        8,669,526        7.84        114,073          732       63.39
Condo Low-Rise (less than 5 stories)......              32        2,494,067        2.26         77,940          767       66.89
Planned Unit Developments (attached)......              15        1,712,349        1.55        114,157          772       65.34
Townhouse.................................               7          947,836        0.86        135,405          755       66.66
Condo High-Rise (9 stories or more).......               2          154,325        0.14         77,163          784       51.46
Condo Mid-Rise (5 to 8 stories)...........               2           87,406        0.08         43,703          755       76.16
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska....................................               1     $     59,668        0.05%     $  59,668          707       75.00%
Alabama...................................              17        1,465,555        1.33         86,209          712       75.34
Arkansas..................................               5          208,363        0.19         41,673          762       85.45
Arizona...................................              23        3,227,985        2.92        140,347          732       69.17
California................................             151       28,501,593       25.79        188,752          740       61.63
Colorado..................................              23        2,666,090        2.41        115,917          737       55.66
Connecticut...............................              12        2,194,015        1.99        182,835          733       57.14
District of Columbia......................               1          144,719        0.13        144,719          722       26.00
Delaware..................................               3          532,298        0.48        177,433          782       60.61
Florida...................................              74        8,754,653        7.92        118,306          739       66.72
Georgia...................................              22        3,286,307        2.97        149,378          727       69.85
Hawaii....................................               1          139,756        0.13        139,756          791       77.00
Iowa......................................              12          702,894        0.64         58,574          697       72.74
Idaho.....................................               3          427,327        0.39        142,442          713       37.92
Illinois..................................              16        1,896,798        1.72        118,550          734       61.14
Indiana...................................              15        1,603,588        1.45        106,906          745       73.82
Kansas....................................               5          371,377        0.34         74,275          744       78.08
Kentucky..................................               1           82,530        0.07         82,530          740       85.00
Louisiana.................................              12        1,302,135        1.18        108,511          719       78.44
Massachusetts.............................              12        2,190,559        1.98        182,547          678       56.17
Maryland..................................              14        2,029,438        1.84        144,960          750       70.37
Maine.....................................               1          100,207        0.09        100,207          634       92.00
Michigan..................................              18        1,762,641        1.59         97,925          736       69.45
Minnesota.................................              14        1,553,688        1.41        110,978          726       60.98
Missouri..................................              13        1,296,444        1.17         99,726          699       77.24
Mississippi...............................               6          358,746        0.32         59,791          753       75.19
North Carolina............................              21        1,661,930        1.50         79,140          724       66.65
Nebraska..................................               3          368,502        0.33        122,834          717       91.37
New Hampshire.............................               5          448,963        0.41         89,793          759       57.01
New Jersey................................              28        3,928,129        3.55        140,290          721       58.36
New Mexico................................              15        1,554,412        1.41        103,627          719       70.20
Nevada....................................              12        1,497,166        1.35        124,764          741       72.58
New York..................................              30        4,138,109        3.74        137,937          725       58.51
Ohio......................................              12        1,104,362        1.00         92,030          692       74.23
Oklahoma..................................              11          666,245        0.60         60,568          713       73.28
Oregon....................................              23        3,367,636        3.05        146,419          745       68.21
Pennsylvania..............................              12          960,834        0.87         80,070          746       69.50
Rhode Island..............................               4          597,660        0.54        149,415          710       67.14
South Carolina............................               8          621,308        0.56         77,663          699       71.57
Tennessee.................................               6          637,914        0.58        106,319          709       75.19
Texas.....................................             114       12,325,439       11.15        108,118          714       70.63
Utah......................................              12        1,191,819        1.08         99,318          728       67.84
Virginia..................................              33        4,518,391        4.09        136,921          737       71.67
Washington................................              23        3,421,432        3.10        148,758          740       72.39
Wisconsin.................................               4          317,430        0.29         79,357          759       72.96
Wyoming...................................               2          335,462        0.30        167,731          708       73.21
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======

----------
No more than 0.7% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.7% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside California.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation........................             281     $ 35,642,225       32.25%     $ 126,841          732       70.07%
Reduced Documentation.....................             572       74,880,288       67.75        130,910          730       64.08
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======

         No more than 28.9% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 10.1% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.125 - 5.249.............................               1     $    198,531        0.18%     $ 198,531          771       69.00%
5.250 - 5.374.............................              15        2,895,600        2.62        193,040          768       58.86
5.375 - 5.499.............................              23        4,167,095        3.77        181,178          758       65.57
5.500 - 5.624.............................              55        7,991,977        7.23        145,309          748       65.04
5.625 - 5.749.............................              68       10,847,361        9.81        159,520          734       62.02
5.750 - 5.874.............................             140       19,600,636       17.73        140,005          738       65.98
5.875 - 5.999.............................             229       30,340,512       27.45        132,491          728       65.56
6.000 - 6.124.............................              79       10,301,575        9.32        130,400          725       67.05
6.125 - 6.249.............................              53        6,283,642        5.69        118,559          726       67.75
6.250 - 6.374.............................              46        5,105,244        4.62        110,984          716       71.70
6.375 - 6.499.............................              28        3,074,816        2.78        109,815          727       69.70
6.500 - 6.624.............................              44        3,566,392        3.23         81,054          683       65.49
6.625 - 6.749.............................              23        2,237,604        2.02         97,287          710       67.87
6.750 - 6.874.............................              16        1,498,389        1.36         93,649          698       63.92
6.875 - 6.999.............................              21        1,273,881        1.15         60,661          691       80.00
7.000 - 7.124.............................               3          249,747        0.23         83,249          767       79.23
7.250 - 7.374.............................               2          330,846        0.30        165,423          697       65.96
7.500 - 7.624.............................               5          301,641        0.27         60,328          685       67.39
7.625 - 7.749.............................               1          201,006        0.18        201,006          786       90.00
7.750 - 7.874.............................               1           56,019        0.05         56,019          804       61.00
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 5.8957% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
4.845.....................................               1     $    198,531        0.18%     $ 198,531          771       69.00%
4.970.....................................              15        2,895,600        2.62        193,040          768       58.86
5.095.....................................              23        4,167,095        3.77        181,178          758       65.57
5.220.....................................              55        7,991,977        7.23        145,309          748       65.04
5.345.....................................              68       10,847,361        9.81        159,520          734       62.02
5.470.....................................             140       19,600,636       17.73        140,005          738       65.98
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             302     $ 45,701,199       41.35%     $ 151,328          742       64.40%
                                                 =========     ============     =======

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.126829646%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less...........................             374     $ 23,207,890       21.00%     $  62,053          732       65.09%
100,001 to 200,000........................             322       41,340,611       37.40        128,387          730       64.08
200,001 to 300,000........................              88       19,092,838       17.28        216,964          721       69.06
300,001 to 400,000........................              31        9,880,715        8.94        318,733          748       66.44
400,001 to 500,000........................              23        9,074,237        8.21        394,532          733       71.24
500,001 to 600,000........................               9        4,541,377        4.11        504,597          718       65.95
600,001 to 700,000........................               6        3,384,844        3.06        564,141          737       63.46
                                                 ---------     ------------     -------      ---------     --------     -------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730       66.01%
                                                 =========     ============     =======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less.............................             187     $ 21,739,653       19.67%     $ 116,255          742
50.01 - 55.00.............................              51        6,816,027        6.17        133,648          747
55.01 to 60.00............................              59        7,297,482        6.60        123,686          740
60.01 to 65.00............................              59        8,112,428        7.34        137,499          732
65.01 to 70.00............................              73       10,579,879        9.57        144,930          728
70.01 to 75.00............................             134       17,843,923       16.15        133,164          734
75.01 to 80.00............................             223       31,301,171       28.32        140,364          722
80.01 to 85.00............................              15        2,076,648        1.88        138,443          705
85.01 to 90.00............................              34        3,104,346        2.81         91,304          698
90.01 to 95.00............................              18        1,650,957        1.49         91,720          700
                                                 ---------     ------------     -------      ---------     --------
Total, Average or Weighted Average........             853     $110,522,513      100.00%     $ 129,569          730
                                                 =========     ============     =======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 66.01%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         87        79          72           64
March 2007.......................................   88         75        62          51           41
March 2008.......................................   82         64        49          36           26
March 2009.......................................   75         54        37          25           16
March 2010.......................................   68         45        28          17           10
March 2011.......................................   61         37        21          12            6
March 2012.......................................   53         29        16           8            4
March 2013.......................................   44         23        11           5            2
March 2014.......................................   35         17         7           3            1
March 2015.......................................   26         11         5           2            1
March 2016.......................................   16          6         2           1            *
March 2017.......................................    5          2         1           *            *
March 2018.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    7.00       5.01      3.70        2.81         2.19

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance .....................      $45,701,199.06       $64,821,313.59
Weighted average mortgage rate ..................        5.6080243694%        6.0986000000%
Weighted average servicing fee rate..............        0.2800000000%        0.3300000000%
Weighted average original term to maturity
(months) ........................................                 180                  180
Weighted average remaining term
to maturity (months) ............................                 150                  150

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$1,065,550....................        4.415%           6.423%          9.000%          12.144%          15.860%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         --------------------  ------------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  -----------  ----------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)

Total Loan Portfolio...  92,149  $10,513,716     104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days..........   1,602      192,517       2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days..........     236       28,610         372        44,459        477        64,448       488        63,986
90 days or more(2).....     307       35,045         409        44,171        516        62,039       644        84,033
Foreclosures Pending...     273       32,685         446        55,203        602        81,640       769       102,671
                         ------   ----------   ---------   -----------   --------   -----------   -------   -----------
Total Delinquent Loans.   2,418   $  288,858       3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ==========   =========   ===========   ========   ===========   =======   ===========
Percent of Loan
Portfolio..............   2.624%       2.747%      3.157%        3.104%     3.872%        3.937%    4.073%        4.096%


[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ---------------------  -----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  -----------  ----------  -----------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)

Total Loan Portfolio...  101,112  $14,114,861     106,211  $15,669,395
Period of Delinquency
30 to 59 days..........    2,182      284,482       2,032      282,672
60 to 89 days..........      526       70,816         409       51,071
90 days or more(2).....      696       94,223         555       70,963
Foreclosures Pending...      787      103,707         747       88,396
                         -------   ----------   ---------   ----------
Total Delinquent Loans.    4,191   $  553,228       3,743   $  493,102
                         =======   ==========   =========   ==========
Percent of Loan
Portfolio..............    4.145%       3.919%      3.524%       3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         --------------------  ------------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  -----------  ----------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio...  37,066   $5,021,100     44,520    $6,234,461      45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days..........     573       83,679        742       104,823         901       131,032       893       131,270
60 to 89 days..........      65       11,033        118        17,904         185        29,788       216        33,636
90 days or more(2).....      77       13,377        123        17,598         165        27,231       206        37,139
Foreclosures Pending...      80       12,263        113        19,378         198        34,074       251        41,335
                         ------   ----------     ------    ----------    --------   -----------   -------   -----------
Total Delinquent Loans.     795   $  120,353      1,096    $  159,703       1,449   $   222,125     1,566   $   243,380
                         ======   ==========     ======    ==========    ========   ===========   =======   ===========
Percent of Loan
Portfolio..............   2.145%       2.397%     2.462%        2.562%      3.213%        3.429%    3.414%        3.591%


[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ---------------------  -----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  -----------  ----------  -----------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio...   51,824   $8,071,748      56,271   $9,191,522
Period of Delinquency
30 to 59 days..........      934      142,682         946      161,218
60 to 89 days..........      216       35,031         186       26,348
90 days or more(2).....      258       43,618         225       34,430
Foreclosures Pending...      279       44,333         268       42,461
                         -------   ----------   ---------   ----------
Total Delinquent Loans.    1,687   $  265,664       1,625   $  264,457
                         =======   ==========   =========   ==========
Percent of Loan
Portfolio..............    3.255%       3.291%      2.888%       2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:57                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS3(POOL # 4662) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4662
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G6A4    66,576,813.00  34,977,078.81     3.100000  %    651,159.15
A-2     76110G6B2    30,262,187.00  15,898,671.81    10.670000  %    295,981.43
A-3     76110G6C0             0.00           0.00     0.050000  %          0.00
A-4     76110G6D8    37,000,000.00   8,811,498.35     5.500000  %    214,675.59
A-5     76110G6E6    39,084,118.00  26,956,697.78     3.750000  %    472,060.98
A-6     76110G6F3       557,000.00           0.00     5.500000  %          0.00
A-7     76110G6G1    27,358,882.00  18,869,688.03     3.050000  %    330,442.67
A-8     76110G6H9             0.00           0.00     4.950000  %          0.00
A-P     76110G6J5     2,568,375.61   1,436,753.32     0.000000  %     16,891.06
A-V     76110G6K2             0.00           0.00     0.157903  %          0.00
R-I     76110G6L0           100.00           0.00     5.500000  %          0.00
R-II    76110G6M8           100.00           0.00     5.500000  %          0.00
M-1     76110G6N6     3,125,900.00   2,846,091.80     5.500000  %     12,721.50
M-2     76110G6P1       416,900.00     379,582.10     5.500000  %      1,696.67
M-3     76110G6Q9       625,300.00     569,327.62     5.500000  %      2,544.79
B-1     76110G6R7       312,700.00     284,709.33     5.500000  %      1,272.59
B-2     76110G6S5       208,500.00     189,836.57     5.500000  %        848.53
B-3     76110G6T3       312,695.43     266,568.80     5.500000  %      1,191.51

-------------------------------------------------------------------------------
                  208,409,571.04   111,486,504.32                  2,001,486.47
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        90,357.45    741,516.60            0.00       0.00     34,325,919.66
A-2       141,365.69    437,347.12            0.00       0.00     15,602,690.38
A-3         1,457.38      1,457.38            0.00       0.00              0.00
A-4        40,386.03    255,061.62            0.00       0.00      8,596,822.76
A-5        84,239.68    556,300.66            0.00       0.00     26,484,636.80
A-6             0.00          0.00            0.00       0.00              0.00
A-7        47,960.46    378,403.13            0.00       0.00     18,539,245.36
A-8        77,837.46     77,837.46            0.00       0.00              0.00
A-P             0.00     16,891.06            0.00       0.00      1,419,862.26
A-V        14,670.04     14,670.04            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        13,044.59     25,766.09            0.00       0.00      2,833,370.30
M-2         1,739.75      3,436.42            0.00       0.00        377,885.43
M-3         2,609.42      5,154.21            0.00       0.00        566,782.83
B-1         1,304.92      2,577.51            0.00       0.00        283,436.74
B-2           870.08      1,718.61            0.00       0.00        188,988.04
B-3         1,221.77      2,413.28            0.00       0.00        265,377.29

-------------------------------------------------------------------------------
          519,064.72  2,520,551.19            0.00       0.00    109,485,017.85
===============================================================================













































Run:        04/04/05     17:24:57
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS3(POOL # 4662) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4662
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     525.364271    9.780570     1.357191    11.137761   0.000000  515.583701
A-2     525.364271    9.780570     4.671364    14.451934   0.000000  515.583701
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     238.148604    5.802043     1.091514     6.893557   0.000000  232.346561
A-5     689.709763   12.078077     2.155343    14.233420   0.000000  677.631687
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     689.709764   12.078077     1.753012    13.831089   0.000000  677.631687
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     559.401559    6.576554     0.000000     6.576554   0.000000  552.825005
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     910.487156    4.069708     4.173067     8.242775   0.000000  906.417449
M-2     910.487153    4.069705     4.173063     8.242768   0.000000  906.417449
M-3     910.487159    4.069711     4.173069     8.242780   0.000000  906.417449
B-1     910.487164    4.069715     4.173073     8.242788   0.000000  906.417449
B-2     910.487137    4.069688     4.173046     8.242734   0.000000  906.417449
B-3     852.487028    3.810449     3.907221     7.717670   0.000000  848.676579

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:57                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS3 (POOL #  4662)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4662
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       23,233.38
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,063.10

SUBSERVICER ADVANCES THIS MONTH                                       10,238.53
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7     481,811.59

 (B)  TWO MONTHLY PAYMENTS:                                    2     637,727.27

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     109,485,017.85

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          845

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,502,934.54

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         95.87812200 %     3.44844100 %    0.66475730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            95.82118700 %     3.45073568 %    0.68273820 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,109,407.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,171,264.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.89522006
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              149.90

POOL TRADING FACTOR:                                                52.53358438